Exhibit 10.1

SERACARE LIFE SCIENCES, INC.

INDEMNIFICATION AGREEMENT

This Agreement is made as of February __, 2012 by and between SeraCare Life Sciences, Inc., a Delaware corporation (the “Corporation”), and _____________________ (the “Indemnitee”), a director or officer of the Corporation.

WHEREAS, the stockholders of the Corporation have determined, by virtue of their adoption of Article VII of the Corporation’s Certificate of Incorporation, that the Corporation should indemnify the directors and officers of the Corporation to the fullest extent permitted under and in accordance with the laws of the State of Delaware by reason of the fact that they are or were directors or officers of the Corporation;

WHEREAS, the high frequency of litigation against directors and officers of corporations with publicly traded securities has made prudent and experienced persons more reluctant to serve or to continue to serve as directors or officers of such a corporation unless they are provided with adequate protections, generally in the form of indemnification and insurance, against claims and actions against them with respect to their service as a director or officer of such a corporation or in another capacity on behalf of or at the request of such a corporation;

WHEREAS, the Corporation wishes to take steps to ensure that it will continue to benefit from the services of its directors and officers and believes that a contractual commitment to them to provide the maximum indemnification permitted by law would help to secure their continued service by reducing any concerns that they may have regarding the risk of personal liability arising from potential claims or actions against them with respect to their service for or on behalf of the Corporation or at its request;

WHEREAS, neither the General Corporation Law of the State of Delaware (the “General Corporation Law”) nor the Certificate of Incorporation of the Corporation sets forth a complete statement of the procedures that a corporation should or may wish to follow with respect to indemnification of and advancement of expenses to its directors and officers, and the Corporation believes it prudent and in the best interests of its stockholders for the Corporation to specify, in advance of any claim for indemnification or advancement of expenses, certain procedures therefor, which the Corporation believes will reduce the likelihood of a dispute between the Corporation and its directors and officers regarding any claim for indemnification or advancement of expenses; and

WHEREAS, the Corporation desires the Indemnitee to serve, or to continue to serve, as a director or officer of the Corporation,

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Indemnitee hereby agree as follows:

Section 1. Definitions. As used in this Agreement:

(a) The term “Change in Control” shall mean the occurrence of any one of the following:

(i) individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the then-serving Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee of the Board for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Voting Securities”); provided, however, that the event described in this Section 1(a)(ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any direct or indirect subsidiary of the Corporation, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any direct or indirect subsidiary of the Corporation, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in Section 1(a)(iii), or (E) by any person of Voting Securities from the Corporation, if a majority of the Incumbent Directors approve in advance the acquisition of beneficial ownership of 50% or more of Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Corporation or any of its direct or indirect subsidiaries that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity surviving or resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (C) at least half of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in clauses (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation;

(v) the consummation of a sale of all or substantially all of the Corporation’s assets; or

(vi) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

(b) The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, manager, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise. If, at any time a person is serving as a director or officer of the Corporation, such person is also serving as a director, officer, fiduciary, partner, trustee, member, manager, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise, in each case that is a subsidiary of the Corporation (including any entity at least 50% of the ownership interests of which are held directly or indirectly by the Corporation), or a trust for the benefit of the employees of the Corporation and its direct and indirect subsidiaries and their family members, such person shall be deemed to be serving in such capacity at the request of the Corporation.

(c) The term “Expenses” shall include, without limitation, reasonable attorneys’ fees, retainers, court costs, arbitration costs, mediation costs, transcript costs, fees and expenses of experts, witnesses and consultants, travel expenses, bonds, duplicating costs, printing and binding costs, telephone charges, facsimile charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against the Indemnitee or amounts paid in settlement in connection with such matters.

(d) The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation (including, for this purpose, any Surviving Entity or Parent Entity of a Business Combination involving the Corporation) or the Indemnitee in any matter material to either such party (other than, in any case, service as independent counsel in connection with one or more determinations of entitlement to indemnification or advancement of expenses of the Indemnitee or other indemnitees) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Corporation agrees to pay the Expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(e) References to the “Corporation” shall include, in addition to the surviving or resulting corporation or other entity, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, fiduciaries, partners, trustees, members, managers, employees or agents of, or persons serving in a similar capacity with, such corporation or other entity, so that any person who is or was a director, officer, fiduciary, partner, trustee, member, manager, employee or agent of, or person serving in a similar capacity with, such constituent corporation or other entity, or is or was serving at the request of such constituent corporation or other entity as a director, officer, fiduciary, partner, trustee, member, manager, employee or agent of, or in any other capacity with respect to, another corporation, partnership, joint venture, trust, limited liability company or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation or other entity as such person would have with respect to such constituent corporation or other entity if its separate existence had continued.

(f) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(g) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding arising after the date hereof, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

Section 2. Indemnity of the Indemnitee. The Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such may be amended from time to time). In furtherance of the foregoing and without limiting the generality thereof:

(a) Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2(a) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor or a Proceeding referred to in Section 5 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b) Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 2(b) if the Indemnitee was or is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so requires, no indemnification shall be made under this Section 2(b) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 5), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. In the event any attorneys’ fees, costs or expenses previously advanced by the Corporation to the Indemnitee pursuant to Section 7 or otherwise are awarded to the Indemnitee in the defense of any Proceeding or in defense of any claim, issue or matter, the Indemnitee will promptly reimburse the Corporation for such fees, costs or expenses so awarded.

Section 4. Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. For purposes of this Agreement, a “witness” shall include any person deposed or interviewed or called upon to produce documents or otherwise give evidence in connection with any Proceeding.

Section 5. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary to this Agreement, the Corporation shall not indemnify the Indemnitee under this Agreement:

(a) except as set forth in Section 10, in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless (i) the initiation thereof was approved by the Board of Directors of the Corporation or (ii) the Proceeding was commenced following a Change in Control;

(b) to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement;

(c) for Expenses and the payment of any profits arising from the purchase and sale, or sale and purchase, of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(d) for Expenses and the payment of any profits or other judgments, fines, penalties or amounts paid in settlement arising from or relating to any insider trading by the Indemnitee, including “tipper” liability.

For purposes of clarity, under no circumstance shall the Corporation have any obligation under this Agreement to advance Expenses to Indemnitee with respect to any matter described in Section 5(c) or Section 5(d).

Section 6. Notification and Defense of Claim.

(a) The Indemnitee shall notify the Corporation in writing as soon as practicable of any Proceeding for which indemnification or advancement of Expenses will or could be sought and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding received by the Indemnitee. The failure to so notify the Corporation will not relieve the Corporation from any liability that it may have to the Indemnitee under this Agreement except to the extent the failure materially prejudices the Corporation’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such Proceeding. With respect to any Proceeding of which the Corporation is so notified or for which the Indemnitee may seek indemnification or advancement of Expenses, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee (which may be regular outside counsel to the Corporation), approval of which counsel shall not be unreasonably withheld, delayed or conditioned. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any Expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 6. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably determined that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding, (iii) the Corporation shall not in fact have employed, and continued to employ, counsel to assume the defense of such Proceeding or (iv) such Expenses are covered by Section 8(g), in each of which cases the Expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. the Indemnitee shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and the Indemnitee. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the determination provided for in clause (ii) above.

(b) The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee, or include any admission or finding of guilt or fault by the Indemnitee, without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold, delay or impose conditions on its consent to any proposed settlement.

Section 7. Advancement of Expenses. Subject to the provisions of Section 8, if (a) the Corporation does not assume the defense pursuant to Section 6 of any Proceeding of which the Corporation receives notice or is otherwise aware or (b) the Corporation assumes such defense but the Indemnitee is, pursuant to Section 6, entitled to have the Expenses of the Indemnitee’s own counsel paid for by the Corporation, any Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with a Proceeding for which indemnity will or could be sought under this Agreement shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking in the form of Exhibit A hereto (or in such other form as shall be acceptable to the Corporation) by the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined, after the conclusion of such Proceeding, that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment. Any advances and undertakings to repay pursuant to this Section 7 or otherwise shall be unsecured and interest-free. For the avoidance of doubt, before the final disposition of a Proceeding, Expenses for such Proceeding shall be advanced in accordance with this Section 7 without regard to any determination pursuant to Section 8 that the Indemnitee has not met any standard of conduct required by applicable law.

Section 8. Procedures.

(a) In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made as promptly as practicable, and in any event within (i) in the case of advancement of Expenses under Section 7, twenty (20) calendar days after receipt by the Corporation of the written request of the Indemnitee, or (ii) in the case of all other indemnification, sixty (60) calendar days after receipt by the Corporation of the written request of the Indemnitee, subject to the provisions of Section 8(b) and Section 8(c) below.

(b) With respect to requests for indemnification under Section 2, indemnification shall be made unless the Corporation determines that the Indemnitee has not met the applicable standard of conduct set forth in Section 2. Any determination as to whether the Indemnitee has met the applicable standard of conduct set forth in Section 2, and any determination that advanced Expenses must be subsequently repaid to the Corporation, shall be made, in the discretion of the Board of Directors of the Corporation, (i) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (ii) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (iii) if there are no disinterested directors, or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, or (iv) by the stockholders of the Corporation. Any such determination with respect to requests under Section 2 shall be made within the 60-day period referred to in clause (ii) of Section 8(a) (unless extended by mutual agreement by the Corporation and the Indemnitee). For the purpose of any determination with respect to requests under Section 2 or repayment of advanced Expenses, the Indemnitee shall be entitled to a presumption that he or she has met the applicable standard of conduct set forth in Section 2 and is entitled to indemnification.

(c) Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification is made or is pending after a Change in Control, at the election of the Indemnitee made in writing to the Corporation, any determination required to be made pursuant to Section 8(b) above as to whether the Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel selected as provided in this Section 8(c). The Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors of the Corporation. The party making the determination shall give written notice to the other party advising it of the identity of the Independent Counsel so selected. The party receiving such notice may, within seven (7) days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit or the parties otherwise agree. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected or, if selected, shall have been objected to, in accordance with this Section 8(c), either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel. The Corporation shall pay the reasonable Expenses of Independent Counsel incurred in connection with its acting in such capacity and shall indemnify and hold harmless such Independent Counsel against any and all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such Independent Counsel in connection with this Agreement or its engagement pursuant hereto. The Corporation shall pay any and all reasonable and necessary Expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(e) The Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Corporation or its affiliates, including financial statements, or on information supplied to the Indemnitee by the officers of the Corporation or its affiliates in the course of their duties, or on the advice of legal counsel for the Corporation or its affiliates or on information or records given or reports made to the Corporation or its affiliates by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by or on behalf of the Corporation or its affiliates. The provisions of this Section 8(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or its affiliates shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s rights under this Agreement.

(g) The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies the Indemnitee therefrom.

Section 9. Notice to Insurers. If, at the time of the receipt of any notice pursuant to Section 6(a), there shall be in effect any insurance policies, including, without limitation, any directors’ and officers’ liability insurance policies maintained by the Corporation or any of its affiliates (“D&O Policies”), which may provide for payment of or reimbursement of any amount that is or may become payable by the Indemnitee in connection therewith, the Corporation shall give prompt notice thereof to each issuer of such insurance in accordance with all procedures required to preserve the maximum coverage provided by each such insurance policy. The Corporation shall thereafter (to the extent it is appropriate to do so pursuant to the terms of the applicable insurance policy) take such action as is necessary or desirable to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable in connection with any Proceeding in accordance with the terms of such policies.

Section 10. Remedies.

(a) The right to indemnification and advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Any such judicial proceeding shall be conducted in all respects as a de novo trial on the merits.

(b) Except with respect to the matters described in Section 5, in connection with any determination as to whether the Indemnitee is entitled to be indemnified under this Agreement, the court shall presume that the Indemnitee has met the applicable standard of conduct and is entitled to indemnification, and, unless otherwise required by law, the burden of proof shall be on the Corporation to establish that the Indemnitee is not so entitled. Neither the failure of the Board of Directors (or other person or body appointed pursuant to Section 8) to have made a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination pursuant to Section 8 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought to enforce this Agreement or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c) The Corporation shall indemnify the Indemnitee against any and all Expenses that are actually and reasonably incurred by the Indemnitee in connection with any Proceeding brought by the Indemnitee for (i) indemnification or advancement of Expenses by the Corporation under this Agreement or under applicable law or the Corporation’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification or advancement of Expenses, and/or (ii) recovery under any D&O Policies (including, in each case under clause (i) or (ii), any Proceeding to enforce or interpret any of the foregoing), unless as part of such Proceeding a court of competent jurisdiction shall determine that the material assertions made by the Indemnitee as a basis for such Proceeding were not made in good faith or were frivolous. The Corporation shall indemnify the Indemnitee against any and all Expenses that are actually and reasonably incurred by the Indemnitee in connection with the defense (including with respect to any counterclaims or cross-claims of the Indemnitee) of any Proceeding brought by or on behalf of the Corporation under this Agreement or to enforce or interpret this Agreement, the Certificate of Incorporation or Bylaws or any D&O Policy, unless as part of such Proceeding a court of competent jurisdiction shall determine that the material defenses to such Proceeding were not made in good faith or were frivolous. Except with respect to the matters described in Section 5, the Corporation shall, if so requested by the Indemnitee, advance the foregoing Expenses to the Indemnitee, subject to and in accordance with Section 7.

Section 11. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

Section 12. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

Section 13. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, member, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto.

Section 14. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certification of Incorporation, the By-Laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity with the Corporation and as to action with respect to any other Corporate Status of Indemnitee. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

Section 15. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation or in any other capacity for any period of time or at any particular rate of compensation.

Section 16. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same agreement.

Section 18. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee. The Corporation shall require and cause any successor or assign (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would have been required to perform if no such succession or assignment were to have taken place. This Agreement shall continue in effect in accordance with its terms regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Corporation or of any other enterprise at the Corporation’s request.

Section 19. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 20. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party against whom the waiver is sought to be enforced. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

Section 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)	if to the Indemnitee, to:

[address]

(b)	if to the Corporation, to:

SeraCare Life Sciences, Inc.

37 Birch Street

Milford, MA 01757

Attention: Chief Executive Officer

Facsimile: (508) 244-6564

with a copy to:

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02210

Attention: John D. Hancock, Esq.

Facsimile: (617) 832-7000

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be, by notice in accordance with this Section 21.

Section 22. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, promptly after the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the General Corporation Law is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the General Corporation Law, as so amended, or by such other Delaware law, as so enacted.

Section 23. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

Section 24. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Certificate of Incorporation or By-Laws.

Section 25. Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware. The Indemnitee hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue. The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

Section 26. Contribution. To the fullest extent permissible by applicable law, if the Indemnitee is entitled to indemnification under this Agreement but such indemnification is unavailable to the Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an event that purports to be indemnifiable under the terms of this Agreement, in such proportion as is deemed fair and reasonable in light of all the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SERACARE LIFE SCIENCES, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

Exhibit A

Form of Undertaking

The undersigned is the “Indemnitee” as defined in the Indemnification Agreement dated as of February __, 2012 (the “Indemnification Agreement”), by and between SeraCare Life Sciences, Inc., a Delaware corporation (the “Corporation”), and the undersigned. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indemnification Agreement.

The Indemnitee undertakes that, if, when and to the extent that a final judicial determination is made that the Indemnitee would not be permitted to be so indemnified under applicable law, the Indemnitee shall, within sixty (60) days of the Corporation’s demand therefor, repay to the Corporation all Expenses advanced by the Corporation to or on behalf of the Indemnitee pursuant to the Indemnification Agreement, provided that Indemnitee is ultimately found not to be entitled to indemnification by the Corporation under the terms of the Indemnification Agreement or the Certificate of Incorporation or By-Laws of the Corporation and applicable law.

This undertaking shall not affect in any manner any rights that the Indemnitee may have against the Corporation, any insurer or any other person to seek indemnification for or advancement or reimbursement of any Expenses referred to herein or any judgment which may be rendered in any Proceeding.

INDEMNITEE

Name:

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